Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-238287, No. 333-255831, No. 333-265917, No. 333-270565, No. 333-275882 and No. 333-276110) of ADC Therapeutics SA of our report dated March 13, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
March 13, 2024